As filed with the Securities and Exchange Commission on August 22, 2007

Registration No. 333-142369

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GEOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Florida	59-2600232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GeoPharma, Inc.

6950 Bryan Dairy Road, Largo, Florida 33777

(727) 544-8866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mihir K. Taneja

Chief Executive Officer

GeoPharma, Inc.

6950 Bryan Dairy Road, Largo, Florida 33777

Phone: (727) 544-8866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Julio C. Esquivel

Shumaker, Loop & Kendrick LLP

101 East Kennedy Boulevard, Suite 2800

Tampa, Florida 33602

Phone: (813) 229-7600

Fax: (813) 229-1660

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Subject to Completion—Dated August 22, 2007

1,931,395 Shares

GEOPHARMA, INC.

Common Stock

This prospectus covers a total of up to 1,931,395 shares of our common stock, par value $.01 per share, that may be offered from time to time by the selling shareholders named in this prospectus. The shares being offered by this prospectus consist of:

•	up to 573,395 outstanding shares of common stock owned by the selling shareholders;

•	up to 1,214,597 shares issuable upon the conversion of an 8% Convertible Note due April 5, 2013 issued by us to the selling shareholders; and

•	up to 143,403 shares issuable upon the exercise of warrants issued by us to the selling shareholders.

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the above-described notes and warrants by reason of stock splits, stock dividends, or similar events. The foregoing notes and warrants were acquired by the selling shareholders in a private placement by us that closed on April 5, 2007.

We are registering these shares of our common stock for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or successors. We will not receive any proceeds from the sale of these shares by the selling shareholders. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 13.

Our common stock is traded on the Nasdaq Capital Market under the symbol “GORX.” On August     , 2007, the last reported sale price of our common stock was $         per share.

Investing in our common stock involves a high degree of risk. See “ Risk Factors“ beginning on page 5 for a discussion of these risks.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the sale of the common stock or determined that the information in this prospectus is accurate and complete. It is illegal for any person to tell you otherwise.

The date of this prospectus is August     , 2007.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

• changes in the regulatory and general economic environment related to the health care, pharmaceutical generic drug and nutraceutical industry;
• conditions in the capital markets, including the interest rate environment and the availability of capital;

•     changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs;

• economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in the industries we serve;
• the seasonality and quarterly variations we experience in our revenue and profitability;
• our dependence on a limited number of customers;
• expectations concerning contingent matters, including the expected outcome of claims, lawsuits and proceedings and our belief concerning regulatory compliance;
• the outcome of our plans for future operations, growth and services, including backlog and acquisitions; and
• the matters discussed in the Risk Factors section of this prospectus.

We believe these forward- looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

PROSPECTUS SUMMARY

Our Company

In this prospectus, we use the terms “GeoPharma,” “our company,” “we,” “us” and “our” to refer to GeoPharma, Inc. and its subsidiaries.

We manufacture, package and/or distribute private label dietary supplements, over-the-counter drugs and health and beauty products for companies worldwide under four of our Florida-incorporated companies, Innovative Health Products, Inc., Breakthrough Engineered Nutrition Inc., Libi Labs, Inc., and Belcher Pharmaceuticals, Inc. Innovative Health Products specializes in the development and manufacture of a broad range of nutritional supplements. As a private-label contract manufacturer, we develop and manufacture for ourselves, and our customers, dietary supplements and health and beauty care products for distribution through various outlets. Our second Florida corporation, Breakthrough Engineered Nutrition, Inc., develops and markets our own branded dietary supplement product lines and specialty functional products. DexL-10, OxyFirm, formerly known as Oxylene, are our dietary supplement lines. Breakthrough’s products are found in such outlets as Walgreens, Rite Aid, and GNC. We also have an established network of brokers and distributors strategically located across the United States and Canada. Libi Labs, Inc. was incorporated to contract manufacture creams, gels, lotions and other cosmecipetical products. Belcher Pharmaceuticals, Inc is a state-of-the-art FDA-registered, drug development and manufacturing facility for generic and over-the-counter (“OTC”) drugs. Go2PBM Services, Inc. is our pharmacy benefit management company that manages multiple health care plan members and the administration of their related pharmacy claims.

We were incorporated in Florida in 1985. Our principal executive offices are located at 6950 Bryan Dairy Road, Largo, Florida 33777. Our telephone number at that address is (727) 544-8866. Our Internet website address is www.geopharmainc.com and all of our filings with the Securities and Exchange Commission are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Shares Offered By This Prospectus

As disclosed in our Current Report on Form 8-K filed on April 10, 2007, which is incorporated by reference into this prospectus, on April 5, 2007, we entered into a Note Purchase Agreement, Securities (Common Stock) Purchase Agreement, Convertible Promissory Note, Warrant, and two related Registration Rights Agreements with Whitebox Pharmaceutical Growth Fund, Ltd. (“Whitebox”). The transactions contemplated by such agreements (the “Whitebox Private Placement”) were consummated on April 5, 2007, at which time the Company issued the following securities to Whitebox for the following consideration:

•	573,395 shares of common stock, $.01 par value (the “Common Stock”), at a sales price of $4.36 per share (the “Common Stock Purchase Price”), for a total of $2,500,000;

•

A Convertible Promissory Note (the “Note”), with a maturity date of April 5, 2013, in the original principal amount of $10,000,000, which amount is convertible into up to 2,293,578 shares of Common Stock at a price of $4.36 per share, subject to certain adjustments as set forth in the Note (the “Conversion Price”); and

•	A Warrant to purchase up to 400,000 shares of Common Stock at an exercise of $5.23 per share, subject to certain adjustments as set forth in the Warrant, with a termination date of April 5, 2014.

In addition, in connection with the Whitebox Private Placement, we paid a fee to Rodman & Renshaw, LLC equal to $750,000.00 in cash and issued a warrant to purchase up to 143,403 shares of the Company’s common stock at an exercise price of $5.23 per share. See “SELLING SHAREHOLDERS – Whitebox Private Placement” beginning on page 10.

We have agreed to register the resale of the shares of common stock issued to Whitebox and the shares issuable to Whitebox upon the conversion of the Note and the shares issuable to Whitebox and Rodman & Renshaw, LLC upon exercise of the foregoing warrants. We are registering a portion of these shares for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or successors pursuant to the registration statement of which the prospectus forms a part, and we expect to register the resale of the balance of the shares at a later time. We will not receive any proceeds from the sale of these shares by the selling shareholders although the warrants provide a cashless exercise feature it also allows for a cash-based exercise. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 13.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. You should read this prospectus together with the more detailed information that appears elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

We are subject to a number of risks, which you should be aware of before you decide to buy our common stock. These risks are discussed more fully in the “RISK FACTORS” section of this prospectus.

All references to years in this prospectus, unless otherwise noted, refer to our fiscal years, which end on March 31. For example, a reference to “2007” or “fiscal 2007” means the 12-month period that ended March 31, 2007.

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus. The common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or prospectus supplement, as applicable.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks we describe below before deciding to invest in our common stock. The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus. This discussion contains forward-looking statements. See “FORWARD-LOOKING STATEMENTS” for a discussion of uncertainties, risks and assumptions associated with these statements.

Risks Related to Our Business

New or amended government regulation could adversely impact our business and operations.

We may be subject to additional laws or regulations by the Food and Drug Administration or other federal, state or foreign regulatory authorities, subject to the repeal of laws or regulations which we consider favorable, such as the Dietary Supplement Health and Education Act of 1994, or subject to more stringent interpretations of current laws or regulations, from time to time in the future. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. We also cannot predict what effect these regulations, and the related publicity from promulgation of such regulations, could have on consumer perceptions related to the pharmaceutical generic drug and nutraceutical markets in which we operate. The Company, and its customers, depend on positive publicity as it relates to the efficacy and overall health benefits derived from certain products we manufacture for others. This could have a materially adverse affect on our business, financial condition, results of operations and cash flows. The Food and Drug Administration has also announced that it is considering promulgating new Good Manufacturing Practices regulations, specific to dietary supplements. Such regulations, if promulgated, may be significantly more rigorous than currently applicable regulations and contain quality assurance requirements similar to Good Manufacturing Practices regulations for drug products. Therefore, we may be required to expend additional capital resources on upgrading manufacturing processes and/or equipment in the future in order to comply with the law. The Food and Drug Administration or other governmental regulatory bodies could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, imposition of additional record keeping requirements, expanded documentation of the properties of certain products and expanded or different labeling and scientific substantiation. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows. Our failure to comply with applicable Food and Drug Administration regulatory requirements could result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and possible criminal prosecutions.

The introduction of generic pharmaceutical products by drug manufacturers may negatively impact our sales.

Certain manufacturers of brand name drugs and/or their affiliates have introduced generic pharmaceutical products equivalent to their brand name drugs at relatively lower prices or partnered with generic companies to introduce generic products. Such actions have the effect of reducing the potential market share and profitability of generic products developed by the Company and may inhibit it from developing and introducing generic pharmaceutical products comparable to certain brand name drugs. This price competition has led to an increase in customer demand for downward price adjustments by the manufacturers of generic pharmaceutical products, including the Company, for certain products that may have planned to manufacture in the future. There can be no assurance that such price reductions for these products or others, will not continue, or even increase, and therefore could have a material adverse effect on the Company’s revenues, gross margins, income generated from operations and cash flows.

The unavailability of raw materials when needed could adversely impact our business and operations.

Since the federal drug application process requires specification of raw material suppliers as related to the production of generic drugs, if raw materials from a specified supplier were to become unavailable, FDA approval of a new supplier would be required. A delay of six months or more in the manufacture and marketing of the drug involved while a new supplier becomes qualified by the FDA and its manufacturing process is found to meet FDA standards could, depending on the particular product, have a material adverse effect on the Company’s results of operations and financial condition. Generally the Company attempts to minimize the effects of any such situation by providing for, where economically and otherwise feasible, two or more suppliers of raw materials for the drugs it manufactures.

Failure for the FDA to approve certain generic drug products as they are submitted by the Company could have an adverse effect on future revenues, cash flows and financial position.

The Company plans to submit generic drug human and animal ANDA for the FDAs approval to manufacture generic drugs for humans and animals in the future. The Company cannot predict, nor guarantee, that the FDA will approve any or all applications submitted, nor can the Company predict when such applications will be reviewed or approved.

We cannot predict the effects of terrorism on the economy or on our company

The terrorist attacks on September 11, 2001, exacerbated an already fragile economic situation and have added to a growing level of uncertainty and caution in the marketplace. The adverse impacts to our business may include, but are not limited to, a delay in placing or a decrease in the size of orders, a lengthening of sales cycles and increased credit risks. We can give no estimate of how long these effects may last. The occurrence of any future terrorist activity will further exacerbate these effects.

The unavailability of additional funds when needed could adversely impact our business and operations.

Management believes that cash expected to be generated from operations, current cash reserves, and existing financial arrangements will be sufficient for the Company to meet its capital expenditures and working capital needs for its operations as presently conducted. However, the Company may require more significant capital to expand operations or complete cash-based acquisitions. If cash flows from operations, current cash reserves and available credit facilities are not sufficient, it will be necessary for the Company to seek additional financing. There can be no assurance that such financing would be available in amounts and on terms acceptable to the Company or at all.

The Company is a party to certain litigation that could materially negatively impact the Company.

On September 29, 2006, Schering Corporation (“Schering”) filed an action in the United States District Court for the District of New Jersey, against GeoPharma and one of its subsidiaries, Belcher Pharmaceuticals, Inc., (along with nineteen other defendants) alleging that the filing of Belcher Pharmaceuticals’ Abbreviated New Drug Application (“ANDA”) for 5 mg Desloratadine Tablets, AB-rated to Clarinex®, infringed U.S. Patent No. 6,100,274 (the “274 patent”) Case No. 3:06-cv-04715-MLC-TJB. On November 8, 2006, Belcher filed a motion to dismiss in the New Jersey case for lack of jurisdiction. On October 5, 2006, Schering filed an action in the United States District Court for the Middle District of Florida, Tampa Division, Case No. 8:06-cv-01843-SCB-EAJ, against Belcher Pharmaceuticals, Inc. and GeoPharma, Inc. alleging that the filing of Belcher Pharmaceuticals’ ANDA for 5 mg Desloratadine Tablets, AB-rated to Clarinex®, infringed the ‘274 patent. Company management and Belcher disputes Schering’s claims in the two actions and believes its proposed desloratadine product does not infringe the ‘274 patent. The possible outcome cannot be determined at this time.

Litigation concerning patents and proprietary rights is possible and often expensive. Pharmaceutical companies with patented brand products are increasingly suing companies that produce generic forms of their patented brand name products for alleged patent infringement or other violations of intellectual property rights, which may delay or prevent the entry of such generic products into the market. There is a risk that a branded pharmaceutical company may sue the filing person for alleged patent infringement or other manufacturers, developers, and/or sellers, the same generic pharmaceutical products may similarly file lawsuits against the Company or its strategic partners claiming patent infringement or invalidity. Such litigation is time-consuming, and could result in a substantial delay in, or prevent, the introduction and/or marketing of products, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Our insurance coverage may not be sufficient to cover all risk exposure

The Company has maintained its insurance coverage for its directors and officers, general liability insurance, and product liability insurance at levels deemed adequate by the Company’s Board of Directors. The

Company cannot guarantee that these same levels of insurance, at premiums acceptable to the Company, will be available in the future. As related to product liability insurance, a reduction in coverage or an exclusion for one or more key raw materials, may adversely affect our ability to continue our business as currently conducted. In addition, a loss of one or more of any of these insurance policies, or a claim-related loss in excess of insured limits will adversely affect our ability to continue our business as currently conducted.

Evolving regulation of corporate governance and public disclosure may result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations, and Nasdaq Capital Market rules are creating uncertainty for public companies. As a result of these new rules, we will incur additional costs associated with our public company reporting requirements and may continue to see these costs increase in the future depending on future corporate governance or other regulatory developments. In addition, these new rules could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and this could make it difficult for us to attract and retain qualified persons to serve on our Board of Directors.

We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and we may be harmed.

We have limited experience attempting to comply with public company obligations, including Section 404 of the Sarbanes-Oxley Act of 2002.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. The requirement for a report of management, as currently in effect, will first apply to our annual report on Form 10-K for our fiscal year ending March 31, 2008. The requirement for our auditors to attest on management assessment will apply for the fiscal year ending March 31, 2009. If we are unable to conclude that we have effective internal controls over financial reporting, or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

Risks Relating To Our Securities:

Future sales of our common stock could lower the market price of our common stock.

Sales of substantial amounts of our shares in the public market could harm the market price of our common stock, even if our business is doing well. A significant number of shares of our common stock are eligible for sale in the public market under SEC Rules 144, 144(k), and 701, subject in some cases to volume and other limitations. In addition, pursuant hereto, we are registering the resale of:

•	up to 573,395 outstanding shares of common stock owned by Whitebox;

•	up to 1,214,597 shares issuable upon the conversion of an 8% Convertible note due April 5, 2013 issued by us to Whitebox; and

•	up to 143,403 shares issuable upon the exercise of warrants issued by us to Rodman & Renshaw, LLC.

Additionally, we are required to register the resale of the balance of the shares underlying the note and warrants owned by Whitebox at a later time. Due to the foregoing factors sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

The issuance of our stock upon conversion of the convertible notes and the exercise of the warrants issued in connection with the Whitebox Private Placement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing shareholders’ equity and voting rights.

The convertible notes we have issued have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market’s ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. Falling prices may encourage investors to profit by engaging in short sales by borrowing shares that they do not own in anticipation of a decline in price to enable the seller to cover the sale with a purchase at a later date, at a lower price, and thus at a profit, which further contributes to a decline in the price of our stock. If this occurs, the number of shares of our common stock that is issuable upon conversion of the convertible notes will increase, which will materially dilute existing shareholders’ equity and voting rights.

If an event of default occurs under the security and purchase agreement, our lender could take possession of certain of our assets.

In connection with the note purchase agreement entered into on April 5, 2007, we granted Whitebox a first priority security interest in certain of our assets. The security and purchase agreement provides that upon the occurrence of an event of default under the agreement, Whitebox shall have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. Any attempt by Whitebox to foreclose on our assets could likewise cause us to curtail our current operations.

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in entrenchment of management or conflicts of interest that could cause our stock price to decline.

As of April 5, 2007, our executive officers, directors, greater-than-10% shareholders and their affiliates beneficially own or control approximately 20% of the outstanding shares of our common stock (after giving effect to the conversion of all outstanding convertible preferred stock and the exercise of all outstanding vested and unvested options and warrants). Accordingly, these persons and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of our company, even if such a change of control would benefit our other stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that entrenchment of management or conflicts of interest may exist or arise.

We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have paid no cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses, and we do not anticipate paying any cash dividends on our capital stock for the foreseeable future. In addition, the terms of existing or any future debts may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Some provisions of our amended and restated articles of incorporation, bylaws, and Florida law may inhibit potential acquisition bids that you may consider favorable.

Our corporate documents contain provisions that may enable our board of directors to resist a change in control of our company even if a change in control were to be considered favorable by you and other stockholders. These provisions include:

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	advance notice procedures required for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders;

•	limitations on persons authorized to call a special meeting of stockholders;

•	a requirement that vacancies in directorships are to be filled by a majority of directors then in office and the number of directors is to be fixed by the board of directors; and

•	no cumulative voting.

These and other provisions contained in our amended and restated articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

In addition, we are subject to control share acquisitions provisions and affiliated transaction provisions of the Florida Business Corporation Act, the application of which may have the effect of delaying or preventing a merger, takeover or other change of control of us and therefore could discourage attempts to acquire our company.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling shareholders, although we may receive proceeds from the exercise of warrants by the selling shareholders, if exercised. We cannot guarantee that the selling shareholders will exercise any cash-based warrants.

SELLING SHAREHOLDERS

On behalf of the selling shareholders named in the table below (each, a “Selling Shareholder”, and collectively the “Selling Shareholders” also have cashless exercise option,) (including their donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this prospectus) we are registering, pursuant to the registration statement of which this prospectus is a part, 1,931,395 shares of our common stock, 1,214,597 of which are issuable upon conversion of our 8% convertible note due April 5, 2013, 143,403 of which are issuable upon exercise of common stock purchase warrants held by Rodman & Renshaw, LLC and 573,395 of which were issued at closing in connection with the Whitebox Private Placement discussed below under the heading “Whitebox Private Placement.” We are registering the shares being offered under this prospectus pursuant to two Registration Rights Agreements, each dated April 5, 2007, that were entered into between us and the selling shareholders in connection with the Whitebox Private Placement. As permitted by the Registration Rights Agreements, we are only registering the resale of a portion of the shares underlying note and warrants in the Whitebox Private Placement in this prospectus. Pursuant to the terms of the Registration Rights Agreement, we are required to register the resale of the balance of the shares underlying the note and the warrants at a later time. See “Whitebox Private Placement” below.

.

We are registering the shares to permit the selling shareholders to offer these shares for resale from time to time. The selling shareholders may sell all, some or none of the shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the selling shareholders. For more information, see the section of this prospectus entitled “PLAN OF DISTRIBUTION.”

The following table lists the Selling Shareholders and presents certain information regarding their beneficial ownership of our common stock as well as the number of shares of our common stock they may sell from time to time pursuant to this prospectus. This table reflects holdings as of April 5, 2007. As of April 5, 2007, 10,815,040 shares of our common stock were issued and outstanding. As used in this prospectus, the term “Selling Shareholders” includes the entities listed below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from any of the selling shareholders as a gift, pledge or other transfer. Each of the selling shareholders listed below has certified that (i) it purchased the shares in the ordinary course of business, and (ii) at the time of purchase of the shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Registered for Sale(1)(2)(3)	Shares Owned After Sale of Registered Shares(1)(2)(3)
			Number	Percentage(4)
Whitebox Pharmaceutical Growth Fund, Ltd.(5)	3,266,973	1,787,992	1,478,981	12%

Rodman & Renshaw, LLC(6)	143,403	143,403	0	—

(1)

The “Number of Shares Beneficially Owned Prior to Offering” includes, and the “Number of Shares Registered for Sale” represents, a good faith estimate of the maximum number of shares of common stock issuable pursuant to the convertible note and common stock purchase warrants issued by us in Whitebox Private Placement. Such convertible note and warrants contain conversion and exercise limitations providing that the selling shareholders may not at any time, unless waived by Whitebox upon no less than 61 days prior written notice, convert such notes or exercise such warrants into shares of our common stock if and to the extent that such conversion or exercise would result in such Selling Shareholder having beneficial ownership (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 4.99% of our common stock. Accordingly, the number of shares of common stock set forth in the table as being registered for a selling shareholder may exceed the number of shares of common stock that such Selling Shareholder could own beneficially at any given time through its ownership of the convertible note and warrants. Additionally, the convertible note and the warrant include provisions that prohibit the Company from issuing any shares upon the conversion or exercise of the convertible note and warrants to the extent such issuance, when combined with the number of shares of common stock issued at closing, would exceed 19.99% of our issued and outstanding Common Stock immediately prior to the Whitebox Private Placement unless the Company has previously obtained shareholder approval with respect to such transactions. Because the selling shareholder may sell all, some or none of the shares of common stock which it holds, subject to the foregoing limitations, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the hypothetical assumption that the selling shareholders will sell all of the shares of common stock owned by it and covered by this prospectus.

(2)	This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.
(3)	Assumes that the shareholders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The selling shareholders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.
(4)	The percentage of common stock beneficially owned is based on 10,815,040 shares of common stock outstanding on April 24, 2007.
(5)	Consist of 573,395 shares of common stock and 1,214,597 shares issuable upon conversion of an 9% convertible note. Mr. Andrew Redleaf, as managing member of the general partner of Whitebox, has the power to vote or to dispose of the shares held by Whitebox.
(6)	Consist of 143,403 shares issuable upon the exercise of warrants. Rodman & Renshaw, LLC is a broker-dealer who acquired its warrants as compensation for serving as a placement agent in the Whitebox Private Placement. Mr. Thomas G. Pinou has the power to vote or to dispose of the shares held by Rodman & Renshaw, LLC.

Whitebox Private Placement

As disclosed in our Current Report on Form 8-K filed on April 10, 2007, which is incorporated by reference into this prospectus, on April 5, 2007, we entered into a Note Purchase Agreement, Securities (Common Stock) Purchase Agreement, Convertible Promissory Note, Warrant, and two related Registration Rights Agreements with Whitebox Pharmaceutical Growth Fund, Ltd. (“Whitebox”). The transactions contemplated by such agreements (the “Whitebox Private Placement”) were consummated on April 5, 2007, at which time the Company issued the following securities to Whitebox for the following consideration:

•	573,395 shares of common stock, $.01 par value (the “Common Stock”), at a sales price of $4.36 per share (the “Common Stock Purchase Price”), for a total of $2,500,000;

•

A Convertible Promissory Note (the “Note”), with a maturity date of April 5, 2013, in the original principal amount of $10,000,000, which amount is convertible into up to 2,293,578 shares of Common Stock at a price of $4.36 per share, subject to certain adjustments as set forth in the Note (the “Conversion Price”); and

•

A Warrant to purchase up to 400,000 shares of Common Stock at an exercise price of $5.23 per share, subject to certain adjustments as set forth in the Warrant, with a termination date of April 5, 2014.

In addition, in connection with the Whitebox Private Placement, we paid a fee to Rodman & Renshaw, LLC equal to $750,000.00 in cash and issued a warrant to purchase up to 143,403 shares of the Company’s common stock at an exercise price of $5.23 per share.

The Note accrues interest at the rate of 8% per annum, payable on a quarterly basis on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2007. Subject to the provisions set forth in the following paragraph until April 5, 2009, interest is payable by adding the accrued interest to the principal amount of the Note. Following April 5, 2009, interest is payable on each quarterly interest payment date as follows: (i) if funds are legally available for the payment of interest and the Equity Conditions (as defined in the Note and summarized below) have not been met, in cash; (ii) if funds are legally available for the payment of interest and the Equity Conditions have been met, at the sole election of the Company, in cash or shares of Common Stock, which shall be valued solely for such purpose at 95% of the average of the VWAP (as defined below) for the 5 trading days immediately prior to such interest payment date; (iii) if funds are not legally available for the payment of interest and the Equity Conditions have been met, in shares of Common Stock which shall be valued at 95% of the average of the VWAP for the 5 trading days immediately prior to such interest payment date; (iv) if funds are not legally available for the payment of interest and the Equity Conditions have been waived by Whitebox, in shares of Common Stock which shall be valued at 95% of the average of the VWAP for the 5 trading days immediately prior to the interest payment date; and (v) if funds are not legally available for the payment of interest and the Equity Conditions have not been met, then, at the election of Whitebox, such interest payment shall accrue to the next interest payment date or shall be accreted to the outstanding accreted principal amount.

Notwithstanding anything else to the contrary, in the event that (i) the Company’s earnings before interest, income taxes, depreciation, amortization and stock expense, as reported on the Company’s most recent Form 10-Q or Form 10-K (as applicable) is less than $1,250,000 for such quarter, or (ii) the Company’s earnings before interest, income taxes, depreciation, amortization and stock expense for the trailing four quarters is less than $4,000,000 in the aggregate, or (iii) an event or condition that would constitute a Material Adverse Effect (as such term is defined in the Note Purchase Agreement) for the Company shall have occurred, or (iv) the Company shall not have filed its latest Form 10-Q or Form 10-K within the timeframe required by the SEC and the rules and regulations set forth in the Exchange Act, Whitebox shall have the option, in its sole discretion, to require that any interest, for the next subsequent quarterly payment period, be paid in cash.

Among other things, the “Equity Conditions” require that (i) there be an effective registration statement entitling Whitebox to resell such number of shares of Common Stock as shall be permitted or required to be registered under the terms of the Registration Rights Agreements executed in connection with the sale of Common Stock to Whitebox, (ii) the Common Stock is trading on a trading market, (iii) there is no existing event of default or no existing event which, with the passage of time or the giving of notice, would constitute an event of default under the Note, and (iv) the issuance of the shares in question to Whitebox would not violate the limitations set forth in the transactions documents, as summarized below. “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date on Nasdaq.

The Note is convertible, in whole or in part, into shares of Common Stock at the option of Whitebox, at any time and from time to time (subject to certain conversion limitations set forth in the Note), at the Conversion Price. Further, in the event of a change of control of the Company, as defined in the Note, in addition to any other rights Whitebox may have, Whitebox has the right to put the then-outstanding principal amount of the Note (including any accreted interest) to the Company. Upon the exercise of this put right, the Company is required to pay to Whitebox an amount in cash equal to the greater of (i) the then-outstanding principal amount of the Note (including any accreted interest) or (ii) the VWAP for the 20 trading days preceding the change in control multiplied by the number of shares into which the Note is then entitled to be converted.

Further, subject to certain limitations set forth in the Note, including the requirement that the Equity Conditions be satisfied, if the VWAP for each of any 20 consecutive trading days exceeds $8.72 per share, the Company may, within one trading day after the end of any such threshold period, force Whitebox to convert all of the then-outstanding principal amount of the Note, plus accreted interest, liquidated damages and other amounts owing to Whitebox under the Note.

Additionally, to the extent that (A) the sum of the Company’s (i) net accounts receivable, plus (ii) cash and cash equivalents, plus (iii) marketable securities at the end of any quarterly period shall be less than $7,000,000, or (B) the Company’s revenues shall be less than $5,000,000 for the most recently reported quarterly period, Whitebox shall have the right to put 1/10th of the outstanding principal amount of the Note (including any accreted interest) to the Company at par.

The Note and the Warrants include provisions that prohibit the Company from issuing any shares upon the conversion/exercise of the Note and Warrant to the extent such issuance, when combined with the number of shares of Common Stock issued at closing, would exceed 19.99% of the issued and outstanding Common Stock immediately prior to the Whitebox transactions unless the Company has previously obtained shareholder approval with respect to such transactions. The Company has agreed to use its best efforts to obtain shareholder approval of the transactions at the Company’s 2007 annual meeting of shareholders, which is required to be held no later than September 30, 2007. Mihir K. Taneja, CEO of the Company, Jugal K. Taneja, Chairman of the Board, Carol Dore-Falcone, Vice President and Chief Finanacial Officer, and certain of their family members and affiliates representing approximately 20% of the outstanding shares, have agreed to vote for the approval of the transactions at the shareholders meeting.

Total Dollar Value of Securities Underlying the Note and Potential Profits on Conversion

The following table sets forth the potential profit to be realized upon conversion of the Note based on the conversion price at April 5, 2007 and the closing price of our common stock on April 5, 2007 (the date the Note was issued).

Market price per share at April 5, 2007	$4.40
Conversion price per share at April 5, 2007(1)	$4.36
Total shares underlying Note based on conversion price (assuming no interest payments and complete conversion throughout the term of the Note)	2,293,578
Combined market price of underlying shares based on market price as of April 5, 2007	$10,091,743
Combined conversion price of underlying shares	$10,000,000
Total discount to market price of underlying shares	$91,743

(1)	The Conversion Price was fixed at the closing of the Whitebox Private Placement at $4.36 per share. However, the conversion price is subject to adjustment in the event of a stock split, stock dividend or the like. Further, if the Company issues or grants in the future any rights to purchase any of its common stock, or other security convertible into common stock, for an effective per share price less than the conversion price then in effect, the conversion price for any uncoverted portion of the Note will be decreased based on a weighted-average formula. The conversion price is not otherwise subject to adjustment.

Potential Profits on Warrant

With respect to the Warrants issued in the Whitebox Private Placement, the fixed exercise price of the Warrants was $5.23 per share and, therefore, the Warrants were granted at a premium (not discount) to the market value ($4.40) of the Common Stock on the date (April 5, 2007) of the closing of the Whitebox Private Placement. The exercise price is subject to adjustment in the event of a stock split, stock dividend or the like. Further, if the Company issues or grants in the future any rights to purchase any of its common stock, or other security convertible into common stock, for an effective per share price less than the exercise price then in effect, the exercise price for any unexercised Warrants will be decreased based on a weighted-average formula. The exercise price is not otherwise subject to adjustment.

Payments to Selling Shareholders and Affiliates

In connection with the Note and the February 2007 private placement, we are or may be required to make the following payments to the selling shareholders:

Payee	Placement Agent Fee	Reimburse- ment of Legal Fees	Maximum Interest Payments(1)	Maximum Redemption Premiums(2)	Maximum Regist ration Penalties(3)	Total Maximum Payments During First Year(4)
Whitebox Pharmaceutical Growth Fund, Ltd.	—	$25,000	$5,396,480	$11,664,000	$1,500,000	$937,500
Rodman & Renshaw, LLC(5)	$750,000	—	—	—	—	$750,000

(1)	Represents the maximum amount of interest payable by us to the Selling Shareholders under the Note assuming the Note remains outstanding until the maturity date and assuming that interest is accreted for the first two years of the Note (as per the terms of the Note) and thereafter is paid in cash.

(2)	Represents the cash amount that would be payable by us if the Selling Shareholders required us to redeem the Note upon a change of control, as described above, assuming that (a) the redemption price is based upon the then-outstanding principal amount of the Note (including any accreted interest) and (b) the Company has accreted the first two years of interest only (as per the terms of the Note) and paid all other interest in cash or in stock.

(3)	Represents the maximum monetary penalties that would be payable if the Company failed to timely file or obtain a declaration of effectiveness with respect to the registration statement of which this prospectus forms a part required in connection with the Whitebox Private Placement.

(4)	Represents the maximum amounts payable in cash during the first year of the Note under the other columns in this table assuming that (i) as required by the Note, interest is accreted and added to principal during the first year of the Note and not paid in cash, (ii) the redemption rights are not exercised during the first year and (iii) monetary penalties accrue under the Registration Rights Agreement by reason of the late effectiveness, but not the late filing, of the registration statement required by the Registration Rights Agreement.

(5)	In connection with the Whitebox Private Placement, we paid a fee to Rodman & Renshaw, LLC equal to $750,000.00 in cash and issued a warrant to purchase up to 143,403 shares of the Company’s common stock at an exercise price of $5.23 per share, which exercise price was at a premium (not discount) to the market value ($4.40) of our common stock on the date (April 5, 2007) of the closing of the Whitebox Private Placement.

Net Proceeds from Whitebox Private Placement

The following table sets forth the gross proceeds received by the Company in the Whitebox Private Placement transaction, including from the sale of the Note and the Common Stock, but not including any proceeds that may be received by the Company in connection with the exercise of the Warrants granted in connection with the Whitebox Private Placement, and calculates the net proceeds from the Whitebox Private Placement after deduction of the anticipated payments in connection with the private placement. The net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change in control. The net proceeds assume that all interest and principal related to the Note will be paid in cash notwithstanding that the Company may pay interest and principal in shares of its common stock under specified circumstances, as described above. The interest amount reflected below assumes that all payments are made when due without any event of default, and the table assumes that the Note is not converted prior to maturity. Based on the foregoing assumptions, the net proceeds represent approximately 51% of the gross proceeds.

Gross Proceeds	$12,500,000
Approximate Aggregate Interest Payments	$5,396,480
Approximate Transaction Costs (includes reimbursement of legal fees and Placement Agent Fees)	$775,000
Net Proceeds	$6,328,520

Comparison of Issuer Proceeds to Potential Investor Profit

We plan to use the net proceeds from the sale of the Note and the Common Stock in the Whitebox Private Placement for the Company’s working capital needs. The following table summarizes the potential proceeds we will receive pursuant to the Securities Purchase Agreement, Note Purchase Agreement, Note, and Warrants. For purposes of this table, we have assumed that the Selling Shareholders will exercise all of the Warrants on a cash basis. We have also assumed that the Note will be held by the Selling Shareholders through the maturity date of the Note.

Total Gross Proceeds Payable to Company in the Current Transaction (1)	$15,341,998
All Payments that have been made or may be required to be made by Company until Maturity (2)	$6,171,480
Net Proceeds to Company Assuming Maximum Payments made by Company (3)	$9,170,518
Total Possible Profit to the Selling Shareholders(4)	$91,743
Percentage of Payments and Profit over Net Proceeds (5)	68%
Percentage of Payments and Profit over Net Proceeds per year of term of Note (6)	11%

(1)	Includes gross proceeds payable to the Company upon the sale of the Note in the amount of $10,000,000 and upon the sale of the Common Stock in the amount of $2,500,000 and assumes full exercise of the Warrants (including Warrants granted to the placement agent) to yield an aggregate exercise price of $2,841,998. However, there is no assurance that any Warrants will actually be exercised.

(2)	Total possible payments (excluding repayment of principal) payable by us to the Selling Shareholders or their affiliates, assuming the Note remains outstanding until the maturity date and that interest is paid in cash. Includes interest, placement agent cash fees and reimbursement of legal expenses. Also assumes that no liquidated damages are incurred and that no redemption premium on the Note will be applicable.

(3)	Total net proceeds to us calculated by subtracting the result in footnote (2) from the results in footnote (1).

(4)	Total possible profit to the Selling Shareholders based on the aggregate discount to market price of the shares underlying the Note and Warrants as indicated in above table entitled “Total Dollar Value of Securities Underlying the Note and Potential Profits on Conversion.”

(5)	Percentage of the total possible payments to the Selling Shareholders as calculated in footnote (2) plus profit calculated in footnote (4) compared to the net proceeds disclosed in footnote (3).

(6)	Based on the six-year term of the Note.

Comparison of Registered Shares to Outstanding Shares

The following table compares the number of shares held by persons other than the Selling Shareholders, affiliates of the Company, and affiliates of the Selling Shareholders with the number of shares registered for resale and sold by such parties in prior transactions as well as in February 2007:

Shares Outstanding Prior to Current Transaction Held by Persons Other than Selling Shareholders, or Affiliates of Company or Selling Shareholders	4,074,053
Shares Registered for Resale by Selling Shareholders, or Affiliates of the Company or Selling Shareholders in Prior Registration Statements	0
Shares Registered for Resale by Selling Shareholders, or Affiliates of the Company or Selling Shareholders that Continue to be Held by Such Persons	0
Shares Sold in Registered Resale Transactions by the Selling Shareholders or Affiliates of the Selling Shareholders	0
Shares Registered for Resale on behalf of the Selling Shareholders or Affiliates of the Selling Shareholders in the Whitebox Private Placement	1,931,395	(1)

(1)	Includes 573,395 outstanding shares of common stock issued by the Company to Whitebox in the Whitebox Private Placement, 2,293,578 shares issuable upon the conversion of the Note, and 543,403 shares issuable upon the exercise of the Warrants issued in the Whitebox Private Placement.

Other Information

The Company has had no transactions with the Selling Shareholders prior to the Whitebox Private Placement.

We currently intend, and we have a reasonable basis to believe that, we will have the financial ability to make all payments on the Note when they are due.

We have not received any information from the Selling Shareholders indicating that any Selling Shareholder has an existing short position in our common stock.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock being offered under the prospectus (each a “Selling Shareholder”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed on for us by Shumaker, Loop & Kendrick LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of GeoPharma, Inc. appearing in the company’s Annual Report on Form 10-KSB for fiscal year ended March 31, 2006 (as filed with the SEC on June 29, 2006) have been audited by Brimmer, Burek & Keelan LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission’s website. The address of this site is http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-3 under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Securities and Exchange Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549 and is available to you on the Securities and Exchange Commission’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

•	our Annual Report on Form 10-KSB for fiscal year ended March 31, 2007 (as filed with the SEC on June 29, 2007);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (as filed with the SEC on August 14, 2007);

•	our Current Reports on Form 8-K as filed with the SEC on August 15, 2007 and April 10, 2007;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on October 20, 2000 under the caption “Item 1. Description of Registrant’s Securities to Be Registered” and any amendments or reports filed for the purpose of updating such description; and

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All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

(727) 544-8866

Attention: Mihir K. Taneja

Prospectus

Subject to Completion—Dated August 22, 2007

1,931,395 Shares

GEOPHARMA, INC.

Common Stock

August     , 2007

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, any information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$456
Accounting fees and expenses	2,500
Legal fees and expenses	15,000
Printing and Miscellaneous	500

Total expenses	$18.456

All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “Florida Act”) permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company’s Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act. The indemnification provided by the Florida Act and the Company’s Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act which may extend to, among other things, liability arising under the Securities Act.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 22nd day of August, 2007.

GEOPHARMA, INC.

By:	/s/ Mihir K. Taneja
Mihir K. Taneja Chief Executive Officer, Secretary and Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mihir K. Taneja	Chairman, Chief Executive Officer, Secretary and Director (Principal Executive Officer)	August 22, 2007
Mihir K. Taneja

/s/ Carol Dore-Falcone	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 22, 2007
Carol Dore-Falcone

*	Director	August 22, 2007
Jugal K. Taneja

*	Director	August 22, 2007
Dr. Kotha S. Sekharam

*	Director	August 22, 2007
Dr. Barry H. Dash

*	Director	August 22, 2007
Shan Shikarpuri

*	Director	August 22, 2007
George L. Stuart, Jr.

*	Director	August 22, 2007
A. Theodore Stautberg, Jr.

*	Director	August 22, 2007
William LaGamba

*	Director	August 22, 2007
Dr. Rafick Henein

*By:	/s/ Mihir K. Taneja
Mihir K. Taneja
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Note Purchase Agreement dated April 5, 2007 between the Registrant and Whitebox Pharmaceutical Growth Fund, Ltd. (the “Investor”) (filed as Exhibit 10.1 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

4.2	Securities Purchase Agreement dated April 5, 2007 between the Registrant and the Investor (filed as Exhibit 10.2 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

4.3	Convertible Promissory Note dated April 5, 2007 issued to Investor by Registrant (filed as Exhibit 10.3 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

4.4	Form of Warrant dated April 5, 2007 issued by Registrant to Investor and Rodman & Renshaw, LLC (filed as Exhibit 10.4 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

4.5	Registration Rights Agreement (Common Stock) dated April 5, 2007 between the Registrant and the Investor (filed as Exhibit 10.5 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

4.6	Registration Rights Agreement (Note and Warrant) dated April 5, 2007 between the Registrant and the Investor (filed as Exhibit 10.6 to Registrant’s Form 8-K filed April 5, 2007 and incorporated herein by reference)

5.1	Opinion of Shumaker, Loop & Kendrick LLP

23.1	Consent of Brimmer, Burek & Keelan LLP

23.2	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Previously filed